                     SARA LEE CORPORATION AND SUBSIDIARIES           EXHIBIT 11
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                      (in millions except per share data)


                                                                       FOR THE PERIOD ENDED MARCH 30, 1996
                                                          -------------------------------------------------------------
                                                                   PRIMARY                        FULLY DILUTED
                                                          --------------------------       ----------------------------
                                                          Thirteen       Thirty-Nine         Thirteen       Thirty-Nine
                                                            Weeks          Weeks               Weeks           Weeks
                                                          -----------    -----------       ------------    ------------
EARNINGS:
Net income                                                $       188    $       657       $        188    $        657

Less:  Dividends on Preferred Stocks,
       net of tax benefits                                         (7)           (21)                (3)            (10)

       Adjustment attributable to conversion of
       ESOP Convertible Preferred Stock                            --             --                 (2)             (5)
                                                          -----------    -----------       ------------    ------------
Net Income Available for Common Stockholders              $       181    $       636       $        183    $        642
                                                          ===========    ===========       ============    ============



SHARES:
Average Shares Outstanding                                        482            481                482             481

Add:  Common Stock Equivalents -

      Stock options                                                 3              2                  3               3

      ESOP Convertible Preferred Stock                             --             --                 18              18

      Restricted stock and other                                    2              2                  2               2
                                                          -----------    -----------       ------------    ------------
Adjusted Weighted Average Shares Outstanding                      487            485                505             504
                                                          ===========    ===========       ============    ============

NET INCOME PER COMMON SHARE:                              $      0.37    $      1.31       $       0.36    $       1.27
                                                          ===========    ===========       ============    ============

                                                                     EXHIBIT 11
                     SARA LEE CORPORATION AND SUBSIDIARIES           (Continued)
                   COMPUTATION OF NET INCOME PER COMMON SHARE
                      (in millions except per share data)


                                                                        FOR THE PERIOD ENDED APRIL 1, 1995
                                                           -------------------------------------------------------------
                                                                    PRIMARY                        FULLY DILUTED
                                                           --------------------------       ----------------------------
                                                           Thirteen       Thirty-Nine         Thirteen       Thirty-Nine
                                                             Weeks          Weeks               Weeks           Weeks
                                                           -----------    -----------       ------------    ------------
EARNINGS:
Net income                                                  $      166    $       583       $       166    $       583

Less:  Dividends on Preferred Stocks,
           net of tax benefits                                      (8)           (21)               (4)            (9)

           Adjustment attributable to conversion of
           ESOP Convertible Preferred Stock                         --             --                (2)            (6)
                                                           -----------    -----------      ------------    ------------
Net Income Available for Common Stockholders                $      158    $       562       $       160    $       568
                                                           ===========    ===========      ============    ============



SHARES:
Average Shares Outstanding                                         477            477               477            477

Add:  Common Stock Equivalents -

          Stock options                                              1              1                 1              1

          ESOP Convertible Preferred Stock                          --             --                19             19

          Restricted stock and other                                 1              1                 1              1
                                                           -----------    -----------      ------------    ------------
Adjusted Weighted Average Shares Outstanding                       479            479               498            498
                                                           ===========    ===========      ============    ============


NET INCOME PER COMMON SHARE:                                $     0.33    $      1.17       $      0.32    $      1.14
                                                           ===========    ===========      ============    ============



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